Exhibit 99.1

Magenta Therapeutics Reports First Quarter Financial Results

and Recent Program Highlights

– Two Phase 2 clinical trials underway to evaluate MGTA-145 plus plerixafor; initial mobilization, collection, engraftment and disease outcome data in Multiple Myeloma patients to be first presented at the American Society of Clinical Oncology (ASCO) Annual Meeting, to be held virtually June 4-8, 2021, and at the European Hematology Association (EHA) Congress, to be held virtually June 9-17, 2021 –

– Company on track to file Investigational New Drug (IND) for MGTA-117 in mid-2021; plans to initiate a Phase 1/2 clinical trial evaluating MGTA-117 in patients with Acute Myeloid Leukemia (AML) and Myelodysplastic Syndromes (MDS) –

— Ended the first quarter of 2021 with approximately $132.3 million in cash, cash equivalents and marketable securities and maintains guidance that its cash reserves are expected to fund its operating plan into the first quarter of 2023 –

Cambridge, MA – May 6, 2021 – Magenta Therapeutics (Nasdaq: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of stem cell transplants to more patients, today reported financial results for the first quarter ended March 31, 2021 and recent program highlights.

“Magenta continues to make progress across our program portfolio, building momentum towards several key anticipated clinical and data milestones throughout 2021, including the initial Phase 2 trial results evaluating MGTA-145 plus plerixafor in Multiple Myeloma patients in an autologous transplant setting and filing an IND for first-in-human Phase 1/2 clinical trial of MGTA-117, our first product candidate from our targeted conditioning platform,” said Jason Gardner, D.Phil., President and Chief Executive Officer, Magenta Therapeutics. “We are optimistic about our programs’ ability to transform clinical practice of stem cell transplants and gene therapies with new first-line medicines, which we believe could increase access to curative transplants across multiple disease areas.”

Program Highlights:

MGTA-145 Upcoming Scientific Conference Presentations:

•

Magenta will present preliminary MGTA-145 Phase 2 data in Multiple Myeloma patients at the upcoming American Society of Clinical Oncology (ASCO) Annual Meeting, to be held virtually June 4-8, 2021, and at the European Hematology Association (EHA) Congress, to be held virtually June 9-17, 2021.

MGTA-145 Stem Cell Mobilization and Collection

Recent and Planned Activity:

•

Phase 2 clinical trial in multiple myeloma is ongoing at Stanford University, evaluating the ability of MGTA-145, in combination with plerixafor, to mobilize stem cells for collection prior to autologous stem cell transplant. This 25-patient, investigator-initiated trial will also measure engraftment and disease outcome measures, with stem cell mobilization as the primary endpoint. Preliminary results will be presented at ASCO and EHA and final clinical data from this trial are expected in the second half of 2021.

•

Phase 2 clinical trial in collaboration with the National Marrow Donor Program®/Be The Match®, evaluating MGTA-145, in combination with plerixafor, in the mobilization and collection of stem cells from allogeneic donors for transplant in patients with Acute Myeloid Leukemia (AML), Acute Lymphocytic Leukemia (ALL) and Myelodysplastic Syndromes (MDS). Initial data from this trial are expected in the second half of 2021.

•

Initiate Phase 2 clinical trial in sickle cell disease in collaboration with bluebird bio in the second half of 2021 to evaluate the utility of MGTA-145, in combination with plerixafor, for the mobilization and collection of stem cells in patients with Sickle Cell Disease where mobilization and collection is difficult and there is a clear unmet medical need.

MGTA-117 and CD45-ADC Targeted Conditioning Programs

Recent and Planned Activity:

•

MGTA-117 Investigational New Drug (IND) filing anticipated mid-2021. If the IND is accepted by the FDA, Magenta plans to initiate a Phase 1/2 clinical trial evaluating MGTA-117 in patients with AML and MDS. Magenta expects to assess initial safety and pharmacokinetic data internally in the fourth quarter of 2021, and also expects to be able to provide an update regarding the study’s progress within the dose escalation study design.

•	Magenta recently completed its GLP toxicology studies, its GMP manufacturing process and has finished its pre-IND communications with the FDA.

Financial Results:

Cash Position: Cash, cash equivalents and marketable securities as of March 31, 2021, were $132.3 million, compared to $148.8 million as of December 31, 2020. Magenta anticipates that its cash, cash equivalents and marketable securities will be sufficient to fund operations and capital expenditures into the first quarter of 2023.

Research and Development Expenses: Research and development expenses were $11.7 million in the first quarter of 2021, compared to $14.0 million in the first quarter of 2020. The decrease was driven primarily by the completion of the GMP manufacturing campaign to support the upcoming IND for MGTA-117, and the discontinuation of the Phase 2 trial of MGTA-456 in inherited metabolic diseases in June 2020.

General and Administrative Expenses: General and administrative expenses were $7.0 million for the first quarter of 2021, compared to $7.3 million for the first quarter of 2020.

Net Loss: Net loss was $17.5 million for the first quarter of 2021, compared to net loss of $20.0 million for the first quarter of 2020.

About Magenta Therapeutics

Magenta Therapeutics is a clinical-stage biotechnology company developing medicines to bring the curative power of stem cell transplant to more patients with blood cancers, genetic diseases and autoimmune diseases. Magenta is combining leadership in stem cell biology and biotherapeutics development with clinical and regulatory expertise, a unique business model and broad networks in the stem cell transplant community to revolutionize immune reset for more patients.

Magenta is based in Cambridge, Mass. For more information, please visit www.magentatx.com.

Follow Magenta on Twitter: @magentatx.

Forward-Looking Statement

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including express or implied statements regarding Magenta’s future expectations, plans and prospects, including, without limitation, statements regarding expectations and plans for presenting pre-clinical and clinical data, projections regarding future revenues and financing performance, our long-term growth, cash, cash equivalents and marketable securities, the anticipated timing of our clinical trials and regulatory filings, the development of our product candidates and advancement of our preclinical programs, the timing, progress and success of our collaborations, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “anticipate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and similar expressions that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities; regulatory approvals to conduct trials or to market products; whether Magenta’s cash resources will be sufficient to fund Magenta’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; risks, uncertainties and assumptions regarding the impact of the continuing COVID-19 pandemic on Magenta’s business, operations, strategy, goals and anticipated timelines, Magenta’s ongoing and planned preclinical activities, Magenta’s ability to initiate, enroll, conduct or complete ongoing and planned clinical trials, Magenta’s timelines for regulatory submissions and Magenta’s financial position; and other risks concerning Magenta’s programs and operations are described in additional detail in its Annual Report on Form 10-K filed on March 3, 2021, its Quarterly Reports on Form 10-Q and its other filings made with the Securities and Exchange Commission from time to time. Although Magenta’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Magenta. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Magenta undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts

Magenta Therapeutics

Jim Haney, Senior Director, Investor Relations

317-909-4199

jhaney@magentatx.com

Lyndsey Scull, Director, Corporate Communications

202-213-7086

lscull@magentatx.com

Jill Bertotti, W2O Group

714-225-6726

jbertotti@w2ogroup.com

Dan Budwick

1AB

dan@1abmedia.com

Magenta Therapeutics, Inc.

STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
Research and development	11,728	13,963
General and administrative	6,969	7,281

Total operating expenses	18,697	21,244

Loss from operations	(18,697)	(21,244)
Interest and other income, net	1,208	1,233

Net loss	$(17,489)	$(20,011)

Net loss per share, basic and diluted	$(0.36)	$(0.51)

Weighted average common shares outstanding, basic and diluted	48,567,106	39,364,437

BALANCE SHEET DATA

(unaudited)

(In thousands)

	March 31, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$132,288	$148,835
Working capital	125,890	140,097
Total assets	144,620	161,619
Stockholders’ equity	129,059	143,906